UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2015

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unsecured Credit Facility

On October 27, 2015, QualityTech, LP (the “Operating Partnership”), the operating partnership of QTS Realty Trust, Inc. (the “Company”), entered into a Fourth Amended and Restated Credit Agreement (the “Amended and Restated Agreement”) with KeyBank National Association, as agent, the lenders party thereto, Bank of America, N.A., Citizens Bank, National Association f/k/a RBS Citizens, N.A., Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank and Toronto Dominion (Texas) LLC, as co-syndication agents, and KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Regions Capital Markets, as joint lead arrangers and joint bookrunners. The Amended and Restated Agreement amended and restated the Third Amended and Restated Credit Agreement dated as of December 17, 2014 by and among the Operating Partnership, the lenders party thereto, KeyBank National Association, as agent, Bank of America, N.A., as co-syndication agent, Deutsche Bank AG New York Branch, as co-syndication agent, and Regions Bank, as co-syndication agent, and KeyBanc Capital Markets, as sole lead arranger and sole book manager, as amended. Borrowings under the Amended and Restated Agreement are unsecured and guaranteed by substantially all of the Operating Partnership’s subsidiaries.

The Amended and Restated Agreement provides for a term loan of $150 million, maturing on December 17, 2020 ("Term Loan A"), an additional term loan of $150 million, maturing on April 27, 2021 ("Term Loan B"), and a revolving credit facility of $600 million, maturing on December 17, 2019, with the option to extend until December 17, 2020, subject to satisfaction of certain conditions (collectively, the “Unsecured Credit Facility”). The Unsecured Credit Facility may be increased to up to $1.1 billion, subject to certain conditions, including the consent of the agent and obtaining necessary commitments. The lenders under the Unsecured Credit Facility may issue up to $30 million in letters of credit subject to the satisfaction of certain conditions. As of October 27, 2015, the term loans were fully funded, $206 million was outstanding under the revolving credit facility and there was an additional $2.0 million letter of credit outstanding.

The availability under the revolving credit facility is the lesser of (i) $600 million, (ii) 60% of the unencumbered asset pool capitalized value and (iii) the amount resulting in an unencumbered asset pool debt yield of 14%. In the case of clauses (ii) and (iii) of the preceding sentence, the amount available under the revolving credit facility is adjusted to take into account any other unsecured debt and certain capitalized leases.

Amounts outstanding under the Amended and Restated Agreement bear interest at a variable rate equal to, at the Operating Partnership’s election, LIBOR or a base rate, plus a spread that will vary depending upon the Company’s leverage ratio. For revolving credit loans, the spread ranges from 1.55% to 2.15% for LIBOR loans and 0.55% to 1.15% for base rate loans. For term loans, the spread ranges from 1.50% to 2.10% for LIBOR loans and 0.50% to 1.10% for base rate loans. As of October 27, 2015, the weighted average interest rate for amounts outstanding under the Amended and Restated Agreement was 1.75% for revolving credit loans and 1.69% for term loans.

The Amended and Restated Agreement has customary representations and warranties, and the ability to borrow under the facility is subject to ongoing compliance with a number of customary affirmative and negative covenants, including limitations on liens, mergers, consolidations, investments, distributions, asset sales and affiliate transactions, as well as financial covenants, including the following:

•	the outstanding principal balance of the loans and letter of credit liabilities cannot exceed the unencumbered asset pool availability (as defined in the Amended and Restated Agreement);

•	a minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA, subject to certain adjustments, to consolidated fixed charges) for the prior two most recently-ended calendar quarters of 1.70 to 1.00;

•	a maximum debt to gross asset value (as defined in the Amended and Restated Agreement) ratio of 60%;

•	tangible net worth (as defined in the Amended and Restated Agreement) cannot be less than the sum of $958 million plus 80% of the net proceeds from any future equity offerings;

•	unhedged variable rate debt cannot exceed 35% of gross asset value (as defined in the Amended and Restated Agreement); and

•	a maximum distribution payout ratio of the greater of (i) 95% of the Company’s Funds from Operations (as defined in the Amended and Restated Agreement) and (ii) the amount required for the Company to qualify as a REIT.

The Amended and Restated Agreement includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Amended and Restated Agreement and accelerate payment of all amounts outstanding thereunder.

A copy of the Amended and Restated Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Unsecured Springing Guaranty

In connection with the Amended and Restated Agreement, the Company entered into a Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 27, 2015 (the “Amended Unsecured Springing Guaranty”), which amended and restated the Company’s First Amended and Restated Unconditional Guaranty of Payment and Performance dated December 17, 2014. The Amended Unsecured Springing Guaranty increased the Company’s total potential guaranty amount to $1.1 billion, which is the total commitment under the Amended and Restated Agreement upon the full exercise of the accordion feature.

A copy of the Amended Unsecured Springing Guaranty is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrent with the entry into the Amended and Restated Agreement described in Item 1.01 above, the Company terminated that certain Credit Agreement dated as of December 21, 2012 by and among the Company, Quality Investment Properties Richmond, LLC, Quality Technology Services Richmond II, LLC, the Operating Partnership, and Regions Bank, as agent, and the lenders party thereto, as amended (the “Richmond Credit Agreement”). The Company repaid in full all amounts outstanding under the Richmond Credit Agreement with the proceeds from the Amended and Restated Credit Agreement. Upon repayment, the liability of the Operating Partnership and its subsidiaries with respect to their obligations under the Richmond Credit Agreement was discharged. The Richmond Credit Agreement was scheduled to mature on June 30, 2019 by its terms. No early termination penalties were incurred as a result of the termination. The Richmond Credit Agreement, including amendments, were filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission (“SEC”) on August 16, 2013, Exhibit 10.32 to the Company’s Registration Statement on Form S-11 filed with the SEC on August 16, 2013, Exhibit 10.46 to the Company’s Registration Statement on Form S-11/A filed with the SEC on October 1, 2013, Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2014 and Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1

Fourth Amended and Restated Credit Agreement dated as of October 27, 2015 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the lenders party thereto, Bank of America, N.A., Citizens Bank, National Association f/k/a RBS Citizens, N.A., Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank and Toronto Dominion (Texas) LLC, as co-syndication agents, and KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Regions Capital Markets, as joint lead arrangers and joint bookrunners.

10.2	Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 27, 2015 by QTS Realty Trust, Inc. (to KeyBank National Association).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: November 2, 2015		/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

QualityTech, LP

	By:	QTS Realty Trust, Inc.,
its general partner

DATE: November 2, 2015		/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Fourth Amended and Restated Credit Agreement dated as of October 27, 2015 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the lenders party thereto, Bank of America, N.A., Citizens Bank, National Association f/k/a RBS Citizens, N.A., Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank and Toronto Dominion (Texas) LLC, as co-syndication agents, and KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Regions Capital Markets, as joint lead arrangers and joint bookrunners.

10.2	Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 27, 2015 by QTS Realty Trust, Inc. (to KeyBank National Association).